                                                                    EXHIBIT 20.2




                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     MAR-00


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TOTAL TRUST                            OCT-99                     NOV-99                    DEC-99
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  TOTAL ENDING BALANCE              2,023,252,836              2,030,172,328             2,086,476,133
    ENDING PRINCIPAL BALANCE        1,947,023,736              1,954,237,717             2,008,987,769
    ENDING NON-PRINCIPAL BALANCE       76,229,100                 75,934,611                77,488,364

    YIELD                              35,411,885   21.79%        37,826,553  23.31%        38,285,107  23.51%

    CHARGE-OFFS                       (7,723,886)   -4.75%       (6,837,774)  -4.21%       (7,436,958)  -4.57%

    NET YIELD: (YIELD - C/O)           27,687,999   17.04%        30,988,779  19.10%        30,848,148  18.94%

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SERIES 1996-1                          OCT-99                     NOV-99                    DEC-99
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  MONTH-END INVESOR BALANCE         1,115,151,821              1,115,151,821             1,115,151,821
  INVESTOR PERCENTAGE                      57.19%   ------            57.27%  ------            57.06%  ------
  3-MONTH AVG. EXCESS SERVICING                      9.85%                     9.58%                    10.03%
                                                    ------                    ------                    ------

  YIELD                                20,251,118   21.79%        21,665,041  23.31%        21,846,731  23.51%

    CHARGE-OFFS                       (4,417,086)   -4.75%       (3,916,314)  -4.21%       (4,243,771)  -4.57%
    CERTIFICATE INTEREST              (5,396,112)   -5.81%       (5,216,235)  -5.61%       (7,030,757)  -7.57%
    SERVICING FEE                     (1,858,586)   -2.00%       (1,858,586)  -2.00%       (1,858,586)  -2.00%

  EXCESS SERVICING                      8,579,334    9.23%        10,673,906  11.49%         8,713,616   9.38%
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TOTAL TRUST                              JAN-00                    FEB-00                   MAR-00
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  TOTAL ENDING BALANCE                2,050,296,068             2,019,788,569            1,999,964,228
    ENDING PRINCIPAL BALANCE          1,972,883,707             1,943,604,997            1,925,793,720
    ENDING NON-PRINCIPAL BALANCE         77,412,360                76,183,572               74,170,508

    YIELD                                35,875,566  21.43%        37,474,738  22.79%       38,771,196  23.94%

    CHARGE-OFFS                         (8,267,714)  -4.94%       (8,164,578)  -4.97%      (7,197,110)  -4.44%

    NET YIELD: (YIELD - C/O)             27,607,851  16.49%        29,310,160  17.83%       31,574,085  19.49%

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SERIES 1996-1                             JAN-00                   FEB-00                   MAR-00
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  MONTH-END INVESOR BALANCE           1,115,151,821             1,115,151,821            1,115,151,821
  INVESTOR PERCENTAGE                        55.51%  ------            56.52%  ------           57.38%  ------
  3-MONTH AVG. EXCESS SERVICING                       9.92%                     9.40%                    9.83%
                                                     ------                    ------                   ------

  YIELD                                  19,913,861  21.43%        21,182,202  22.79%       22,245,142  23.94%

    CHARGE-OFFS                         (4,589,255)  -4.94%       (4,614,942)  -4.97%      (4,129,373)  -4.44%
    CERTIFICATE INTEREST                (5,199,160)  -5.59%       (5,478,045)  -5.89%      (6,355,026)  -6.84%
    SERVICING FEE                       (1,858,586)  -2.00%       (1,858,586)  -2.00%      (1,858,586)  -2.00%

  EXCESS SERVICING                        8,266,860   8.90%         9,230,630   9.93%        9,902,157  10.66%
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